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                                                                  EXHIBIT 10.12

         CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT

         THIS CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT (this "Agreement") is entered into this 12th day of September, 1997, by and between Park 'N View, Inc., a Delaware corporation ("PNV"), with its headquarters at 3403 N.W. 55th Street, Building #10, Ft. Lauderdale, Florida and Petro Stopping Centers, L.P., a Delaware limited partnership ("Operator"), with its headquarters at 6080 Surety Drive, El Paso, TX 79905.

         WHEREAS, Operator currently owns or operates (or has entered into franchise agreements with certain entities entitling them to operate) full-service travel plaza truckstops which are located at the addresses listed on Schedules 1A and 1B hereto; all of the aforesaid hereinafter individually being referred to as a "Truckstop" and collectively being referred to as either the "Truckstops" or the "Petro Network"; and

         WHEREAS, PNV has designed and developed the concept and equipment ("the System") to (i) enable truck drivers to: (a) receive and/or have access to cable television services and telecommunications services; and (b) provide such truck drivers programming consisting of video and audio services, and telephone, fax or other data services while remaining in their vehicles parked at the Truckstop; and (ii) sell advertising to be broadcast over the System (the specific services set forth in (i) and (ii) above are hereinafter collectively referred to as the "Services"); and

         WHEREAS, Operator desires to engage PNV to install the System and provide the Services at (i) the Initial Sites (as defined in Section 1(a)); and
(ii) perhaps at all of the additional Truckstops in the Petro Network, contingent upon Petro electing to have PNV install the System and provide the Services at such Truckstops pursuant to Section 1 (b).

         NOW THEREFORE, in consideration of the mutual promises and covenants and subject to the terms and conditions contained herein, Operator and PNV (hereinafter collectively being referred to as the "Parties"), intending to be legally bound, hereby mutually agree as follows:

         1.       Purpose.

                  (a) Installation at Initial Sites. The Parties hereby agree that PNV shall, within sixty (60) days of the date of this Agreement, commence installation of the System at Operator's Truckstops located at (i) 3181 Bank Head Highway, I-285 West, Exit 8, Atlanta, Georgia and I-10; (ii) 1295 Horizon Boulevard, El Paso, Texas; and (iii) 26416 West Service Road, Perrysburg, Ohio (collectively the "Initial Sites"). PNV shall complete installation of the System and commence provision of the Services at the Initial Sites within 60 days of

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commencement of installation subject to Operator's observance and performance of its duties and obligations under this Agreement and Operator's reasonable cooperation with PNV to facilitate the installation. PNV shall in all instances install the PNV Equipment in a workmanlike and efficient manner, with the least interference with the operation of the Truckstop as is possible in the best efforts of PNV. Without limiting the foregoing, PNV agrees that during the course of installation of the System at the Initial Sites, PNV shall: (i) not cause significant disruption to the traffic flow or the availability of parking spaces in the parking lots of the Initial Sites; and (ii) install the underground wire in the parking lots in stages in order to minimize the number of parking spaces which will be inaccessible at any one time. In no event shall any single row of parking spaces remain completely inaccessible for more than two (2) days. Notwithstanding the foregoing, the Parties agree that while PNV shall use its best efforts to complete the installation of the System at the Initial Sites within the foregoing time frame, PNV's obligations to install the System at a particular Truckstop shall be subject to: (i) completion of satisfactory engineering and environmental surveys at such Truckstop; (ii) confirmation that no part of the System crosses a public right of way adjacent to such Truckstop; (iii) receipt from Operator of all requested maps, blue prints and other relevant information relating to such Truckstop on a timely basis; and (iv) PNV being unable to complete any such installation within said time because of any of the following: floods; civil unrest; acts of God; war; governmental interference or embargoes; labor strikes; failure to supply fuel, power, materials or supplies; transportation delays by third parties; or any other cause (whether or not similar to those described in this Section 1) beyond the control of PNV; so long as in any case PNV uses its best efforts to recommence its performance of the installation whenever and to whatever extent possible without delay and such nonperformance does not otherwise constitute a breach of this Agreement or grounds for termination of this Agreement. In the event PNV fails to complete any installation within a reasonable period of time after the expiration of the aforesaid time frame, Operator may elect to terminate this Agreement, in whole or as to the particular Truckstop or Truckstops in question. Operator may elect to extend the term of this Agreement as to the affected Truckstop for a period equal to the delay in completion of the installation.

                  (b)      Installation at Additional Truckstops. Within ninety
(90) days of the completion of the installation of the System and commencement of the Services at all of the Initial Sites, Petro shall provide PNV with written notice (the "Written Notice") as to whether Petro elects to have PNV install the System and provide the Services at all of the additional Truckstops listed on Schedules 1A and 1B. If Petro elects not to have PNV install the System and provide the Services at the additional Truckstops listed on Schedules 1A and 1B, the Parties will continue to operate the Initial Sites pursuant to the terms of this Agreement. If Petro elects to have PNV install the System and provide the Services at all of the additional Truckstops listed on Schedules 1A and 1B, PNV shall, subject to Operator's observance and performance of its duties and obligations under this Agreement and Operator's reasonable cooperation with PNV to facilitate the installation: (i) complete the installation of the System and commence provision of the Services at the Truckstops listed on Schedule 1A within



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eighteen (18) months of the date of receipt of the Written Notice from Petro;
and (ii) complete the installation of the System and commence provision of the Services at the Truckstops listed on Schedule 1B subject to the terms of this Agreement, including Section 1(c). PNV shall, in all instances, install the PNV Equipment in a workmanlike and efficient manner, with the least interference possible with the operation of each such Truckstop in the best efforts of PNV. Without limiting the foregoing, during the course of installation of the System at each Truckstop, PNV shall not cause significant disruption to the traffic flow or the availability of parking spaces in the parking lots at each Truckstop. PNV shall install the underground wire in the parking lots in stages in order to minimize the number of parking spaces which will be inaccessible at any one time. In no event shall any single row of parking spaces remain completely inaccessible for more than two (2) days. Notwithstanding the foregoing, the Parties agree that while PNV shall use its best efforts to complete the installation of the System at all of the Truckstops constituting the Petro Network within the foregoing time frame, PNV's obligations to install the System at a particular Truckstop shall be subject to: (i) completion of satisfactory engineering and environmental surveys at such Truckstop; (ii) confirmation that no part of the System crosses a public right of way adjacent to such Truckstop; (iii) receipt from Operator of all requested maps, blue prints and other relevant information relating to such Truckstop on a timely basis; and (iv) PNV being unable to complete any such installation within said time because of any of the following: floods; civil unrest; acts of God; war; governmental interference or embargoes; labor strikes; failure to supply fuel, power, materials or supplies; transportation delays by third parties; or any other cause (whether or not similar to those described in this Section 1) beyond the control of PNV; so long as in any case PNV uses its best efforts to recommence its performance of the installation whenever and to whatever extent possible without delay and such nonperformance does not otherwise constitute a breach of this Agreement or grounds for termination of this Agreement. In the event PNV fails to complete any installation within a reasonable period of time after the expiration of the aforesaid time frame, Operator may elect to terminate this Agreement, in whole or as to the particular Truckstop or Truckstops in question. Operator may elect to extend the term of this Agreement as to the affected Truckstop for a period equal to the delay in completion of the installation.

                  (c) Installation at Franchisee Sites. PNV acknowledges and agrees that, upon receipt of Written Notice from Operator to extend the System and the Services to the Truckstops listed on Schedule 1B, which are operated by a franchisee of Operator (the "Franchisee"), other than Highway Services Ventures, Inc. or Welsh, Inc. (both of which have already entered into agreements with PNV), PNV shall, subject to the Franchisee entering into an agreement with PNV substantially identical to this Agreement (and as to which Operator shall have consented to writing), install the System and provide the Services to the Truckstops owned or operated by the Franchisee (which are listed on Schedule 1B) within twelve (12) months of entering into an agreement with the Franchisee. Notwithstanding the foregoing, the agreement with any Franchisee may be for a term of not to exceed 10 years and need not contain the financial milestones set forth in Section 16(b).

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         2.       Installation of Equipment.

                  (a) PNV shall, at its sole cost and expense, and in the manner herein provided, install and continually maintain at each Truckstop at which the Services are to be provided all equipment necessary to provide the Services including the following:

                           (i) equipment necessary for the provision and distribution of the Services.

                           (ii) outlet ports to parking spaces to provide users with access to the Services.

                           (iii) such other equipment or services as may be agreed upon by PNV and Operator, including, without limitation, the provision of AC power to parking spaces at certain of the Truckstops. Prior to installing such additional equipment or providing such additional services, PNV and Operator shall mutually agree to a reasonable adjustment to the profit allocations set forth in Section 8 in order to reflect PNV's differing profit margins and increased capital costs with respect to the installation of such additional equipment and the provision of such additional services at the Truckstops.

All of the foregoing equipment as currently used by PNV is described on Schedule 2 hereto and is hereinafter, together with any additions or deletions to said equipment, collectively referred to as the "PNV Equipment". PNV may make additions to and deletions from the PNV Equipment to be installed at each Truckstop for the purposes of upgrading and repairing the System. PNV shall provide the Services to at least 75% of the truck parking spaces located at each Truckstop at which it installs the System. The Parties shall mutually determine the precise number and location of the truck parking spaces at which the Services shall be provided, taking into account such factors as the cost of construction and implementation, the layout of the parking facilities, the usage of particular parking rows to drop trailers and such other factors as the Parties may deem relevant. After installation of the System at a Truckstop, PNV may not expand the System to provide the Services to additional truck parking spaces located at or added to such Truckstop without the prior written consent of Operator.

                  (b) Operator shall make available to PNV a sufficient area in which to install the PNV Equipment including: (i) such area as is required for the installation of satellite dish(es); (ii) a secured air-conditioned interior area of approximately 50 square feet for the installation of the headend equipment and the telephone and related monitoring equipment; and (iii) an area at the fuel desk and/or the travel store for installation of the equipment required for activation of the Services (hereinafter collectively referred to as the "Equipment Area"). PNV shall be entitled to have continued access to the Equipment Area and all parking areas for purposes of installing, repairing and monitoring the PNV Equipment, the System and the



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Services. PNV may install and maintain in each Truckstop: (i) a bank of six (6)
television sets to be located in the hallway of the main building for purposes of broadcasting, programming and advertising to solicit truckdrivers as customers; (ii) a permanent message board below such bank of television sets;
(iii) three additional television sets for purposes of broadcasting, programming and advertising, two of which shall be located in the diesel fuel island store and one in the mall area near the telephones. Without the prior written consent of Operator, PNV shall not be entitled to display any other banners or signs at the Truckstops, other than newsletters, pamphlets, flyers and other printed materials (the placement of which shall be agreed to by the Parties). If any such television sets are in need of maintenance or repair, unless extenuating circumstances exist, PNV shall within forty-eight (48) hours, dispatch a designated repair technician to make the necessary repairs at PNV's cost.

                  (c) Prior to commencement of construction at any Truckstop, PNV shall obtain Operator's approval of the methods and materials to be used by PNV with respect to the installation of the System. PNV will repair any damage to the Truckstop which is caused by PNV. However, PNV shall not be responsible for any existing defects or deficiencies or the normal wear and tear to the parking lot or the Truckstop. PNV shall not permit any contractors or subcontractors, retained by or providing services on behalf of PNV, to place any liens on any Truckstop for work performed pursuant to the installation, operation or maintenance of the System.

                  (d) PNV shall install the PNV Equipment in a workmanlike and efficient manner, without unreasonable interference with the operation of each Truckstop. PNV shall on a timely basis secure, and continuously maintain in full force and effect, all licenses, permits and approvals required by governmental authorities with respect to the installation, operation and maintenance of the System and providing the Services. Upon request by PNV, Operator shall provide PNV with reasonable assistance (at PNV's expense) in obtaining any such licenses, permits, or approvals.

                  (e) Within thirty (30) days of completion of the installation of the System at a Truckstop, PNV shall provide Operator with written notice of the date on which the sale of the Services shall commence at each such Truckstop (hereinafter referred to as the "Truckstop Service Date").


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         3.       Rights and Duties of The Parties With Respect To The PNV
                  Equipment.

                  (a) Notwithstanding the fact that certain parts of the PNV Equipment may be affixed to each Truckstop, the PNV Equipment shall not become a fixture thereto and shall remain the property of PNV. Operator acknowledges that the System, the Services and the PNV Equipment and the manner of its operation and installation are proprietary to PNV. Accordingly, Operator shall use its reasonable best efforts to insure that all material confidential information and data concerning the System, the Services and the PNV Equipment shall not be divulged, and (except in the case of emergency) that access to the System and the PNV Equipment shall not be given to any person or persons other than personnel authorized by PNV.

                  (b) If Operator re-asphalts or changes the layout of the parking lot of a Truckstop, PNV shall be responsible for removal and reconnection of the PNV Equipment to the extent necessary to facilitate such work. Operator shall provide PNV with at least 90 days prior written notice before commencement of such work. Operator shall make reasonable efforts not to cause PNV to remove any underground cable pursuant to such work. PNV and Operator shall share in the cost of the removal and reconnection of the PNV Equipment as follows: (i) prior to the first anniversary of the Truckstop Service Date, Operator shall incur 80% of such costs (up to a maximum of $50,000, with PNV being responsible for the balance of such cost); (ii) prior to the second anniversary of the Truckstop Service Date, Operator shall incur 75% of such costs (up to a maximum of $45,000, with PNV being responsible for the balance of such cost); (iii) prior to the third anniversary of the Truckstop Service Date, Operator shall incur 70% of such costs (up to a maximum of $40,000, with PNV being responsible for the balance of such cost); (iv) prior to the fourth anniversary of the Truckstop Service Date, Operator shall incur 65% of such costs (up to a maximum of $35,000, with PNV being responsible for the balance of such cost); (v) prior to the fifth anniversary of the Truckstop Service Date, Operator shall incur 60% of such costs (up to a maximum of $30,000, with PNV being responsible for the balance of such cost); (vi) after the fifth anniversary of the Truckstop Service Date, Operator shall incur 50% of such costs (up to a maximum of $25,000, with PNV being responsible for the balance of such cost).

                  (c) If Operator closes down a Truckstop at which the System has been installed, this Agreement shall terminate with respect to that Truckstop but shall remain in full force and effect with respect to all other Truckstops in the Petro Network then subject to this Agreement.

                  (d) Upon the termination of this Agreement, in whole or as to any individual Truckstop, for any reason, PNV shall either: (i) remove, at its sole cost and expense, any or all of the PNV Equipment from each affected Truckstop; or (ii) sell or lease it to the Operator or its successors, nominees or assignees if, in response to PNV's offer to sell, such parties are agreeable to the purchase. If the System is to be removed, PNV shall restore each affected


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Truckstop as near as reasonably possible to the condition of such premises prior to the installation of the System, normal wear and tear excepted, provided however, PNV shall not remove any underground cables.

         4.       Programming and Telecommunications Services to Be Provided.

                  (a) PNV shall make the Services available on the System as follows:

                           (i) PNV shall source and deliver a programming package consisting of a minimum of eleven (11) channels of entertainment programming. PNV shall pay the cost of all such programming. The current programming schedule to be broadcast by PNV is as set forth on Schedule 3. PNV may make changes to the programming schedule from time to time, provided that, such changes are limited to the substitution or addition of quality programming comparable to that currently provided by PNV. Any other changes to the programming schedule will require Operator's prior written consent.

                           (ii) In addition to the eleven (11) channel entertainment lineup, there shall be other channels which shall be used to provide a programming schedule and advertising. Net profits (after payment of all "Directly Related Expenses" as defined in Section 8(b) below) generated by advertising on such channels at each Truckstop shall be divided as follows: 50% to PNV and 50% to Operator pursuant to
         Section 8(c). All advertising revenue and other revenues and commissions generated by these channels shall not be considered "Gross Receipts" (as defined in Section 8(a)) for purposes of the Agreement.

                           (iii) PNV may, with the consent of Operator, provide pay-per-view or other non-traditional cable channels or services as part of the Services. The net profits (after payment of all Directly Related Expenses) from such additional channels or services shall be divided as follows: 50% to PNV and 50% to Operator. All revenues and commissions generated by these channels shall not be considered Gross Receipts for purposes of the Agreement.

                           (iv) PNV shall also provide telephone service to certain parking slots at each Truckstop. The current telephone services offered by PNV are set forth on Schedule 4. The fee schedules established for the Services include a charge relating to phone usage and such fees shall be considered Gross Receipts for purposes of this Agreement. PNV shall, with Operator's prior written consent, have the right to determine and make changes to the specific types of telecommunication services provided to a particular Truckstop from time to time, provided that, Operator shall have the right to offer drivers any other telephone or telecommunication services in the parking lot that is not transmitted by hard wire. If the Parties mutually agree to permit


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         PNV to provide phone service to areas of the Truckstops, other than the parking lot, the Parties shall mutually agree as to the profit allocations with respect to such Services. The nominated long distance carrier will be AT&T unless the parties mutually agreed to change such carrier and/or the other services.

         5. Operation of the System and Sale and Promotion of the Services.

                  (a) Initially, upon installation of the System at any Truckstop, PNV shall train the Operator and its designated employees with respect to the maintenance and operation of the System and the promotion of the Services. PNV shall provide follow up training for Operator's personnel during working hours with respect to the promotion of the Services, the operation of the System, and the maintenance of the PNV Equipment as may be reasonably requested by Operator from time to time. PNV shall, with the prior written consent of Operator, be entitled to have its own employees or agents engage in the promotion of the Services at any Truckstop, provided that PNV's employees and agents shall not interfere with the operation of said Truckstop.

                  (b) Operator shall use its reasonable best efforts to insure that the management, fuel desk employees and other personnel promote the use of the Services by the truck drivers frequenting the Truckstop as mutually agreed to prior to installation of the System. The Parties may mutually agree from time to time to implement sales incentive programs for the fuel desk employees and other personnel to promote the sale of the Services. The Parties may share the cost of implementing and funding any such mutually agreed upon incentive programs.

                  (c) Operator may develop and supply to PNV, at no cost to PNV, certain advertising and promotional materials relating to the Petro truckstop system to be run on a single dedicated channel to be made available to Operator at no charge. Additional channels may be provided for Operator's use at mutually agreed upon charges. PNV may also develop and supply to Operator, at no cost to Operator, certain advertising and promotional materials relating to the System and the sale of the Services. Subject to the terms of Section 2(b) and each Party's approval and consent, Operator and PNV shall make reasonable efforts to utilize and display such materials at each Truckstop in order to promote the sale and promotion of the Services.

         6.       Maintenance of the PNV Equipment and the System.

                  (a) PNV shall maintain a good quality signal and reception through the System comparable to the signal and reception supplied for regular television programming and telecommunications services to home consumers.

                  (b) The day to day maintenance of the System shall be handled as follows:

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                  (i)      Operator's trained staff members shall: (i) replace
         failed connecting drop cables and accessories with equipment to be furnished by PNV at its cost; (ii) maintain the cable and phone boxes in the outside hookups in proper operating order, including cleaning and removal of debris (i.e. oil, dirt, ice, snow, etc.); and (iii) replace cable and phone connection outlets in the outside hookups with equipment furnished by PNV at its cost.

                  (ii) If a mechanical problem arises other than through a failed connecting cable, accessory or television set, Operator shall contact PNV by telephone at PNV's office. Unless extenuating circumstances exist, PNV shall, within forty-eight (48) hours, either authorize Operator to contact a designated repair technician or dispatch a designated repair technician to make the necessary repairs to the System. Charges for repairs will be billed directly to PNV.

         7.       Term.

                  (a) Subject to Section 16, the term of this Agreement shall be for a period of nine (9) years commencing on the date of this Agreement and terminating on the ninth anniversary of the date of this Agreement (the "Term"). Upon the expiration of the Term, PNV and Operator may mutually agree to an additional term.

         8.       Fees.

                  (a) The monthly Gross Receipts derived from sales at each card dispensing machine located at each Truckstop shall be allocated between PNV and Operator as follows: (i) during the first five years of the Term, sixty-five percent (65%) to PNV and thirty-five percent (35%) to Operator; and (ii) during the last four years of the Term, sixty percent (60%) to PNV and forty percent (40%) to Operator.

         For these purposes, "Gross Receipts" for any period shall mean the aggregate gross amount collected by the Operator, during any calendar month, from the sale of the Services at the card dispensing machine located at each truckstop during such period less the amount of taxes, if any, which are required to be charged to the user of the Services and less any refunds for faulty service or equipment. Notwithstanding the foregoing, for purposes of this Agreement, "Gross Receipts" shall not include any revenue received by PNV or the Operator for: (i) advertising displayed by PNV pursuant to Section 4(a)(ii) or;
(ii) pay-per-view or other additional channels or services provided as part of the Services pursuant to Section 4(a)(iii).

                  (b) Operator shall also be entitled to receive a portion of the gross revenues received by Park 'N View from sales to fleets ("Fleet Revenues"). The Operator's portion of the Fleet Revenues shall be determined by multiplying thirty-five percent 35% of the Fleet


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Revenues by a fraction, the numerator of which is the total number of wired stalls at the Operator's Truckstops and the denominator of which is the total number of wired stalls in the PNV network.

                  (c) Net profits (after payment of all Directly Related Expenses) generated by the services provided pursuant to Sections 4(a)(ii) and 4(a)(iii) shall be divided as follows: 50% to PNV and 50% to Operator. For these purposes, "Directly Related Expenses" shall mean all direct costs and expenses incurred by PNV with respect to the: (i) acquisition and installation of the equipment necessary to transmit advertising over the System, including, without limitation, loop tape players and loop tapes; (ii) sale, promotion and production of advertising programs; (iii) salaries and commissions paid to and expenses incurred by individuals or entities which sell advertising; and (iv) fees paid to pay-per-view programmers. Directly Related Expenses shall not include: (i) allocations of corporate overhead (other than the advertising department); (ii) depreciation of the PNV Equipment, other than the equipment necessary to transmit advertising over the System; or (iii) other costs and expenses which are not directly related to the sale and promotion of advertising over the System.

                  (d)      PNV will provide Operator, free of charge, use of one
(1) channel at each Truckstop at which the System is installed. Operator shall be responsible for providing the content and material to be broadcast over such channel, provided that, Operator shall not broadcast or advertise over such channel any services which compete with the Services provided by PNV (including, but not limited to, satellite dish television or wireless telephone services).

                  (e) All amounts due to Operator hereunder shall be paid by PNV to Operator by check on or before the twentieth (20th) day of the month following the month in which PNV receives such revenues. The books and records of the Operator and PNV pertinent to the Fleet Revenues, Gross Receipts, Directly Related Expenses, and other revenue and taxes received with respect to the sale of the Services shall be open for inspection and audit by an authorized representative of either Operator or PNV upon five (5) business days notice to said party. If any such audit shows an error of 5% or more with respect to the amount to be paid to Operator, PNV shall bear the cost of such audit.

         9.       Exclusivity.

         (a) PNV shall, subject to PNV's performance and observance of its obligations under this Agreement and Operator's rights of termination provided for in Sections 1 and 16, for a period of nine (9) years from the date of this Agreement, have the exclusive right to install the System and provide the Services to the Initial Truckstops. Furthermore, if, pursuant to Section 1 (b), Petro elects to have PNV install the System at the additional Truckstops in the Petro Network, PNV shall, subject to PNV's performance and observance of its obligations under this Agreement and Operator's rights of termination provided for in



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Sections 1 and 16, for a period of nine (9) years from the date of this
Agreement, have the right to install the System at all Truckstops listed on
Schedule 1A. Notwithstanding the foregoing, the right of exclusivity granted hereunder to PNV with respect to telecommunication services is limited solely to telecommunication services provided by means of a system and equipment of the same kind as the PNV System (i.e. the delivery of phone service by hard wire to parking stalls), it being agreed that Operator may install or agree to have installed competing telecommunication services to the Truckstops which are different in their technology, systems or equipment from the PNV System.

                  (b) PNV shall during the Term of this Agreement have: (i) the non-exclusive right to offer to Operator at competitive prices coaxial and phone cables for use with the Services provided by PNV; and (ii) the nonexclusive right to offer to Operator television, telephone and cable accessories and adapters for use with the Services. After purchasing the foregoing items from PNV, Operator shall be entitled to resell such items to its customers and retain all profits from such resales.

         10. Rights Granted to PNV. Operator hereby grants and conveys to PNV, during the Term of this Agreement, reasonable access to the premises of each Truckstop at which the System is installed for purposes of installing, maintaining, repairing, replacing and operating the System and providing the Services. If PNV is denied access to any portions of the promises necessary for making repairs, the 48 hour period in which such repairs are to be made shall commence at such time as PNV is granted access to the necessary premises.

         11.      Representations and Warranties of PNV.

                  (a) PNV is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by PNV has been duly authorized by all necessary action of PNV. This Agreement and each of the other documents to be executed and delivered by PNV pursuant to this Agreement have been duly executed and delivered by PNV and are the valid and binding obligations of PNV enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed by PNV pursuant to this Agreement will not: (i) conflict with or violate any provision of PNV's organizational documents, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against PNV; or (ii) result in any breach of or default under or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against PNV.

                  (c) PNV is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.

                  (d) All of the information contained in the representations and warranties of PNV set forth in this Agreement or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement is true, accurate and complete.

         12.      Representations and Warranties of Operator.

                  (a) Operator is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and has full power and authority: (i) to enter into this Agreement; and (ii) to carry out the other transactions and agreements contemplated by this Agreement.

                  (b) The execution, delivery and performance of this Agreement by Operator has been duly authorized by all necessary partnership action of Operator. This Agreement and each of the other documents to be executed and delivered by Operator pursuant to this Agreement have been duly executed and delivered by Operator and are the valid and binding obligations of Operator enforceable in accordance with their respective terms, subject only as to enforceability affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the other documents to be executed, delivered and performed by Operator pursuant to this Agreement will not: (i) conflict with or violate any provision of Operator's Partnership Agreement, or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against Operator; or (ii) result in any breach of or default under or cause the acceleration of performance of any mortgage, contract, agreement, indenture or other instrument which is either binding upon or enforceable against Operator.

                  (c) Operator is not required to obtain the approval, consent or waiver of any other person or entity for the execution, delivery or performance of this Agreement.

                  (d) All of the information contained in the representations and warranties of Operator set forth in this Agreement or in any of the documents delivered or to be delivered herewith or after the execution hereof as set forth in any provision of this Agreement is true, accurate and complete.

         13.      Safety, Liability for Loss and Damage; Indemnification;
                  Insurance.

                  (a) PNV shall be responsible for initiating, maintaining and supervising all necessary and appropriate safety precautions, policies and programs in connection with the installation, operation and maintenance of the System and provision of the Services at and to each Truckstop and shall be fully responsible for the safety of and take all steps necessary to prevent damage, loss and injury to any person or property in connection with such installation, maintenance and operation of the System. PNV shall be liable for any and all loss, damage and injury to person or property that in any way relates to, results from, is based upon or arises in connection with this Agreement or the subject matter hereof or the installation, operation and maintenance of the System and provision of the Services to a Truckstop or events occurring in connection therewith, except where such loss, damage or injury is caused by the intentional misconduct or wrongdoing of Operator, its employees, contractors or agents. Operator shall not be liable to PNV or any other party for any act or omission to act, including acts or omissions to act constituting negligence of Operator, in connection with this Agreement or the transactions contemplated hereby or events occurring in connection herewith or therewith, except where Operator shall be guilty of gross negligence, fraud or intentional wrongdoing or misconduct. In no event shall Operator, its partners, officers, directors, employees, agents or affiliates be liable for any special, indirect, consequential or punitive damages in respect of any theory of liability arising out of or related to any act or omission to act in connection with this Agreement or the transactions contemplated hereby or events occurring in connection therewith.

                  (b) PNV hereby agrees to indemnify and save and keep harmless Operator and its partners, officers, directors, employees, agents and affiliates, from and against any and all liabilities, obligations, losses, damages, penalties, fines, punitive damages, amounts in settlement, claims, actions, proceedings, suits, judgments, costs, interest, expenses and disbursements of any kind and nature whatsoever, including attorneys' fees and costs (a "Claim") that may be imposed on, incurred by or asserted against any such indemnified party in any way relating to, resulting from, based upon or arising out of this Agreement or the transactions contemplated hereby or the subject matter hereof, including, without limitation, any Claim arising from any liability in tort (strict or otherwise) or from the active or passive negligence of any of the foregoing indemnified parties or any breach or violation of any provision, representation, warranty or covenant of this Agreement by PNV; provided, however, that PNV shall not be required to indemnify any such party for any claim against any such party resulting solely from the intentional misconduct or wrongdoing or gross negligence of such party (unless imputed to such party by reason of any act or omission of PNV, whether as agent for such party or otherwise). Without limiting the foregoing, it is agreed that in any and all claims against Operator by any employee or subcontractor of PNV or any other party, the indemnification available under this paragraph shall not be limited in any way by any limitation on the amount or type of damages or compensation or benefits payable by or on behalf of PNV or any subcontractor under any workers' compensation act, disability act or other employee benefit act.

                  (c) PNV shall maintain during the Term of this Agreement (or any renewal term), at its sole cost and expense, comprehensive public liability insurance in the minimum amount of $1,000,000 providing coverage at each Truckstop at which the Services are provided against any claims relating to the operation or use of the System or the sale or provision of the Services and shall ensure that Petro is named as an additional insured in respect of such insurance or is otherwise covered as its interest may appear.

         14. Force Majeure. Neither party shall have any liability for the failure to perform or a delay in performing any of its obligations if such failure or delay is the result of such party being unable to perform because of civil unrest; acts of God; war; governmental interferences or embargoes; labor strikes; failure to provide fuel, power, materials or supplies; transportation delays by third parties; or any other cause (whether or not similar to those described in this Section 14) beyond the control of the responsible party so long as in any case PNV uses its best efforts to recommence its performance of the obligation whenever and to whatever extent possible without delay and such nonperformance does not otherwise constitute a breach of this Agreement or grounds for termination of this Agreement.

         15.      Assignment.

                  (a) Operator may sell, assign, transfer or otherwise dispose of its interest in one or more of the Truckstops (through a change of control or otherwise) provided that either (i) the acquiror of such interest or assets shall assume the Operator's rights and obligations hereunder and shall be bound by the terms of this Agreement in which case, PNV shall recognize the acquiror of such Truckstop as its Operator for purposes of this Agreement and Operator shall have no further liability, responsibility or duty hereunder; or
(ii) Operator shall provide PNV with payment for PNV's earnings for the remainder of the Term based on sales prior to such event.

                  (b) PNV may pledge its interest in this Agreement to any party, including without limitation, to any bank, recognized lending or leasing institution or investor as collateral. PNV may sell, assign, transfer or otherwise dispose of its interest in this Agreement provided that said acquiror shall assume all of PNV's rights and obligations hereunder and shall be bound by the terms of this Agreement, provided that, said acquiror shall be deemed to be in breach of this Agreement, and Operator may terminate this Agreement, subject to Section 16, if said acquiror does not provide the level of services and maintenance comparable to that provided by PNV.

         16.      Breach; Termination.

         (a) In the event that either party shall fail or refuse in any material respect to perform any obligation under this Agreement, the other party may in writing notify the non-performing party that such failure or refusal constitutes a breach of this Agreement. If the breach is not remedied or cured within thirty (30) days following receipt of the notice of breach, without limiting any other remedy which may be available, the non-breaching party may terminate this Agreement by notice to the breaching party. Termination of this Agreement by a party for breach by the other party is not exclusive of any other right or remedy the terminating party may have at law or in equity as a result of such breach. All rights or remedies available to a party, under this Agreement at law or in equity, may be exercised or pursued cumulatively. If PNV has knowledge of or discovers that it is in breach of this Agreement, it shall immediately notify Operator of said breach. In addition, this Agreement shall terminate automatically if any of the following occur:

                           (i) the Party shall admit in writing its inability to pay its debts as they mature, or shall make an assignment for the benefit of its or any of its creditors;

                           (ii)     proceedings in bankruptcy, or for
         reorganization of the Party, or for the readjustment of any of its debts, under the Bankruptcy Code, as amended, or under any other laws, whether state or federal, for the relief of insolvent debtors, now or hereafter existing, shall be commenced by the Party, or shall be commenced against the Party and shall not be discharged within sixty
         (60) days of their commencement; or

                           (iii) a receiver, custodian or trustee shall be appointed for the Party or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Party, and such receiver, custodian or trustee shall not be discharged within sixty (60) days of his appointment, or such proceedings shall not be discharged within sixty
          (60) days of their commencement, or the Party shall discontinue business or materially change the nature of its business.

                  (b) If after the third anniversary of the Truckstop Service Date of any Truckstop at which the System has been installed, the Operator's portion of the Gross Receipts, Fleets Revenues and Net profits allocable to such Truckstop pursuant to Sections 8 (a), (b) and (c) do not, in the aggregate, average at least $1,500 per month during any six month period, the Operator may terminate this Agreement as it applies to that Truckstop, provided that, Operator is not in breach of this Agreement and there have been no material changes in the average total monthly revenues of that Truckstop during the applicable period and, provided further, that this Agreement will remain in full force and effect with respect to all other Truckstops then subject to this Agreement.

         17. Ownership and Confidentiality. Operator recognizes and agrees that PNV shall, during the term of this Agreement and thereafter, retain sole ownership of the System and the PNV Equipment. Operator recognizes the proprietary nature of the concept and the design of the System, the PNV Equipment and the Services. Accordingly, Operator agrees to maintain and cause each of its employees and agents to maintain and keep strictly confidential all confidential information that it obtains or receives in conjunction with the System, the PNV Equipment and the Services. Operator further agrees that the "Park N' View" name and logo shall be and remain the property of PNV and all references by Operator to the System or the Services shall incorporate and/or refer to PNV by its full name (Park N' View), whether in literature, electronic or print displays, articles, advertising, billboards, banners or otherwise. The name, Park 'N View, is, or will be, a registered service mark of PNV and to the extent required by PNV, Operator shall execute a no cost limited license agreement for the use of such service mark on terms and conditions mutually satisfactory to the Parties. The Parties agree to use their commercially reasonable best efforts to keep in strictest confidence and not to disclose to any third party the fact that the Term of this Agreement is nine years as provided in Section 7. Notwithstanding the foregoing, either party may disclose this Agreement, and any of the terms and conditions hereof, including, without limitation, its Term, (i) to the party's respective directors, officers, partners, employees, agents, representatives, affiliates, counsel, accountants and professional advisers; (ii) as compelled pursuant to subpoena or judicial or administrative order or ruling; and (iii) as the party may deem necessary or appropriate (a) in connection with filings and disclosures and the provision of information pursuant to laws and regulations applicable to the party, including, without limitation, federal and state securities laws and regulations, (b) to franchisees and potential franchisees and bank lenders and other insiders of such party, and (c) to any party to the extent the information disclosed has become otherwise publicly available pursuant to the provisions of this Agreement or by any other means not involving a breach of this Agreement by the party.

         18.      General Provisions.

                  (a) Notices. All notices required or permitted hereunder shall be in writing and, may either be delivered by overnight courier, transmitted by facsimile, or delivered by the United States Mail, postage prepaid, addressed as follows:

                 To PNV:                     Ian Williams, President
                                             Park 'N View, Inc.
                                             3403 N.W. 55th Street, Bldg. 10
                                             Ft. Lauderdale, Florida 33309
                                             Fax Number: (954) 730-2298

                 With a copy to:             James M. O'Connell, Esq.
                                             Kilpatrick Stockton LLP
                                             4101 Lake Boone Trail
                                             Suite 400
                                             Raleigh, North Carolina 27607
                                             Fax Number:  (919) 420-1800

                 To Operator:                Attn:  Legal Department
                                             Petro Stopping Centers, L.P.
                                             6080 Surety Drive
                                             El Paso, TX 79905
                                             Fax Number: (915) 774-7373

                 With a copy to:             Kemp, Smith, Duncan & Hammond, P.C.
                                             Attn:  Dane George
                                             2000 Norwest Plaza
                                             El Paso, TX 79901
                                             Fax Number: (915) 546-5360

All notices shall be deemed delivered only upon actual receipt. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to the terms of this Section 18(a).

                  (b) Expenses. Each party agrees to pay, without right of reimbursement from any other party, its costs relating to the preparation of this Agreement and the performance of its obligations hereunder, including without limitation, fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

                  (c) Actions; Further Assurances. Subject to the terms and conditions of this Agreement, each party agrees to use its best efforts in good faith to: (i) take or cause to be taken as promptly as practicable all actions and obligations arising herein; and (ii) do or cause to be done all things that are within its power to fulfill and comply with its obligations or the obligations of the other parties to consummate the transactions contemplated herein.

                  (d) Press Releases. To the extent practical, PNV and Operator shall consult with each other as to the form and content of all press releases and other public disclosures of matters relating to this Agreement, the System and the Services. Nothing in this section shall prohibit PNV or Operator from making any disclosure which its legal counsel deems necessary or advisable to fulfill such party's disclosure obligations under applicable law. To the extent practical, all public disclosures shall be transmitted by telecopier to the other party or its counsel prior to publication or dissemination.

                  (e) Section Headings. The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

                  (f) Applicable Law. This Agreement shall be governed by Florida law except to the extent that a matter relates solely to a Truckstop outside the state of Florida, in which case it shall be governed by the laws of the State in which such Truckstop is located.

                  (g) Litigation; Prevailing Party. If litigation is brought with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall immediately pay upon demand, all reasonable fees and expenses of counsel of the prevailing party.

                  (h) Schedules. The Schedules attached to this Agreement are integral parts of this Agreement and all references to this Agreement shall include the Schedules.

                  (i) Modification. This Agreement shall not be modified or amended except by an instrument in writing executed by the parties to this Agreement.

                  (j) Successors And Assigns. This Agreement shall apply to, and be binding upon, the parties and their respective successors and permitted assigns (as determined under Section 15).

                  (k) Severability. If any part or sub-part of this Agreement is found or held to be invalid, that invalidity shall not affect the enforceability and binding nature of any other part of this Agreement.

                  (l) Arbitration. Any controversy, dispute or question arising out of, or in connection with, or in relation to this Agreement or the interpretation, performance or non-performance or any breach thereof shall be determined by arbitration conducted in Dallas, Texas in accordance with the then existing commercial arbitration rules of the American Arbitration Association and its supplementary procedures for larger, complex commercial disputes. PNV and Operator shall each select one arbitrator, and the two arbitrators shall select a third. Any decision rendered shall be binding upon the Parties, however, the arbitrators shall have no authority to grant any relief that is inconsistent with this Agreement. The expense of arbitration shall be borne equally by the Parties or in such other proportion as shall be determined by the arbitrators.

                  (m) Favored Nations. PNV agrees that the profit or revenue allocations set forth in Sections 4(a)(ii), 4(a)(iii), 8(a), 8(b) and 8(c) of this Agreement shall, at the election of the Operator, be amended to reflect any greater profit or revenue allocations provided to either: (i) TA Operating Corp.; (ii) Travel Ports of America, Inc.; (iii) Pilot Corporation; or
(iv) any Franchisee of Petro Stopping Centers, L.P. pursuant to existing or future contracts with such entities or their franchising entities, successors, assigns, and affiliates, provided that, if the term of the contract with any of these entities exceeds the Term of this Agreement as set forth in Section 7(a), Operator shall agree to a comparable extension of the Term of this Agreement as a condition to its right to receive the greater profit or revenue allocations.

                  (n) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Operator and PNV have caused this Agreement to be executed pursuant to appropriate legal authority duly given, as of the day and year first above written.


WITNESSES:
                                             PARK 'N VIEW, INC., a
                                             Delaware corporation
-----------------------------

                                             By:    /s/ Ian Willaims
-----------------------------                   -------------------------------
                                                    Ian Williams, President





                                             PETRO STOPPING CENTERS, L.P.,
                                             a Delaware limited partnership
-----------------------------
                                             By:   /s/ Evan Brudhal
-----------------------------                   -------------------------------

                                   SCHEDULE 1A
                      LIST OF TRUCKSTOPS OWNED OR OPERATED
                                   BY OPERATOR

         1.  PETRO STOPPING CENTERS - ATLANTA, GA (Initial Site)
         2.  PETRO STOPPING CENTERS - OKLAHOMA CITY, OK
         3.  PETRO STOPPING CENTERS - EL PASO, TX (Initial Site)
         4.  PETRO STOPPING CENTERS - SAN ANTONIO, TX
         5.  PETRO STOPPING CENTERS - AMARILLO, TX
         6.  PETRO STOPPING CENTERS - WEST MEMPHIS, OK
         7.  PETRO STOPPING CENTERS - NORTH BALTIMORE, OH
         8.  PETRO STOPPING CENTERS - PERRYSBURG, OH (Initial Site)
         9.  PETRO STOPPING CENTERS - YOUNGSTOWN, OH
         10. PETRO STOPPING CENTERS - OCALA, FL
         11. PETRO STOPPING CENTERS - EFFINGHAM IL
         12. PETRO STOPPING CENTERS - HAMMOND, LA
         13. PETRO STOPPING CENTERS - SHREVEPORT, LA
         14. PETRO STOPPING CENTERS - KINGMAN, AZ
         15. PETRO STOPPING CENTERS - BUCKSVILLE, AL
         16. PETRO STOPPING CENTERS - KNOXVILLE, TN
         17. PETRO STOPPING CENTERS - CORNING, CA
         18. PETRO STOPPING CENTERS - KINGDOM CITY, MO
         19. PETRO STOPPING CENTERS - LARAMIE, WY
         20. PETRO STOPPING CENTERS - WEATHERFORD, TX
         21. PETRO STOPPING CENTERS - MILAN, NM
         22. PETRO STOPPING CENTERS - MEDFORD, OR
         23. PETRO STOPPING CENTERS - BEAUMONT, TX
         24. PETRO STOPPING CENTERS - CASA GRANDE, AZ

                                   SCHEDULE 1B
               LIST OF TRUCKSTOPS OWNED OR OPERATED BY FRANCHISEES


1.   Portage, Wisconsin
2.   Joplin, Missouri
3.   New Paris, Ohio
4.   Salina, Kansas (Petro:2)
5.   Twin Falls, Idaho (Petro:2)
6.   Rochelle, Illinois
7.   Fargo, North Dakota
8.   Bordentown, New Jersey
9.   York, Nebraska
10.  Dupont, Pennsylvania

                                   SCHEDULE 2
                          LIST OF CURRENT PNV EQUIPMENT

Current PNV Equipment:

Satellite Dish & Off-air receive antenna
Processing [head-end] equipment
Telephone PBX switch and operator console
Distribution cables
Parking lot plug-in boxes
Rental coaxial cables
Cable TV "billing" computer and software
PNV sales vending machine
Telephone & Cable TV accessories for resale
Voice-mail service

                                   SCHEDULE 3
                      LIST OF CURRENT PROGRAMMING SCHEDULE

Current Programming Schedule:




================================================================================
                  CHANNEL #                           PROGRAM
--------------------------------------------------------------------------------
                      02                              Playboy
--------------------------------------------------------------------------------
                      04                              HBO1
--------------------------------------------------------------------------------
                      05                              HBO2
--------------------------------------------------------------------------------
                      06                              HBO3
--------------------------------------------------------------------------------
                      07                              Discovery
--------------------------------------------------------------------------------
                      08                              ESPN2
--------------------------------------------------------------------------------
                      09                              FOX
--------------------------------------------------------------------------------
                      10                              TBS
--------------------------------------------------------------------------------
                      11                              CNN HN
--------------------------------------------------------------------------------
                      12                              Weather
--------------------------------------------------------------------------------
                      13                              ESPN
--------------------------------------------------------------------------------
                      14                              NBC
--------------------------------------------------------------------------------
                      15                              ABC
--------------------------------------------------------------------------------
                      16                              A&E
--------------------------------------------------------------------------------
                      17                              CBS
--------------------------------------------------------------------------------
                      18                              TNN
--------------------------------------------------------------------------------
                      19                              TNT
--------------------------------------------------------------------------------
                      20                              US EXPRESS
--------------------------------------------------------------------------------
                      21                              PNV
================================================================================

                                   SCHEDULE 4

                       LIST OF CURRENT TELEPHONE SERVICES


Current Telephone Services:

1+ calls
1-800 calls
Local calls
Operator services
Direct call back to stall # (automated)
Message waiting
Wake-up calls (automated)

                                  AMENDMENT TO
                CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT


         THIS AMENDMENT TO THAT CERTAIN CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT (this "Amendment") is entered into effective as of the 16th day of March, 1998, by and between Park 'N View, Inc. ("PNV") and Petro Stopping Centers, L.P. ("Operator").

         WHEREAS, PNV and Operator have entered into that certain Cable Television and Telephone Services Agreement dated September 12, 1997 (the "Original Agreement"). Unless otherwise defined in this Amendment, defined terms contained herein have the meaning ascribed to them in the Original Agreement;

         WHEREAS, PNV now offers additional services to truckdrivers (hereinafter referred to as the "New PNV Services" which together with the Services as defined in the Original Agreement are collectively referred to as the PNV Services) and PNV has developed additional sales programs (the "Power Plan") to sell the PNV Services to truckdrivers;

         WHEREAS, the Original Agreement did not address the allocation, between PNV and the Operator, of the revenues or profits derived from the New PNV Services or the Power Plan;

         WHEREAS, PNV and Operator (collectively the "Parties") desire to formally amend the Original Agreement to implement the following changes.

         1. All revenues and profits derived from the sale of the PNV Services shall, during the Term of the Original Agreement (and any renewed term), be allocated between Operator and PNV as set forth on Schedule A attached hereto.

         2. All other terms and provisions of the Original Agreement shall remain in full force and effect. The Parties acknowledge and agree that if PNV provides additional services in the future, the revenue and profit allocations for such services shall be agreed to by the Parties in the form of a letter agreement which shall constitute an amendment to the Original Agreement.

         IN WITNESS WHEREOF, Operator and PNV have caused this Amendment to be executed pursuant to appropriate legal authority duly given, as of the day and year first above written.

PETRO STOPPING CENTERS, L.P.                   PARK 'N VIEW, Inc.,
                                               a Delaware Corporation

By:   /s/ Jack Cardwell                        By:   /s/ Ian Williams
   ------------------------------                 -----------------------------
                                                     Ian Williams, President

--------------------------------------------------------------------------------
                                   SCHEDULE A
--------------------------------------------------------------------------------

                          AMENDMENT TO CABLE TELEVISION
                         AND TELEPHONE SERVICE AGREEMENT


             DESCRIPTION OF SERVICE OR SALE                                                OPERATOR'S PORTION
             ------------------------------                                                ------------------
A.  Gross Receipts Based Programs

      1.  Gross Receipts* from the sale of monthly and                           35% for first five (5) years of the Term;
          daily memberships and other services from the                         40% for second five (5) years of the Term
          vending machine at each of Operator's
          Truckstop.

      2.  Gross Receipts* from the sale of Power Plans                     35% for first month of service and 10% for each
          at each of Operator's Truckstop.                                   additional month of service under Power Plan

      3.  Gross Receipts* from the sale of memberships                       10% of each months receipts will be placed in a pool
          by telemarketing staff.                                            and allocated among all Truckstops based upon the
                                                                           number of wired stalls at each Truckstop.

      4.  Gross Receipts** from sales to Fleets.                             10% of each months receipts will be placed in a pool
                                                                             and allocated among all Truckstops based upon the
                                                                           number of wired stalls at each Truckstop.



B.    Net Profit Based Programs

      1.  Net Profits*** derived from Advertising.                                   50%

      2.  Net Profits*** derived from Pay Per View.                                  50%

      3.  Net Profits*** derived from sale of long                                   35%
          distance phone time.

* Gross Receipts shall mean the aggregate gross revenue collected by PNV or the Operator, during any calendar month, from the sale of the Services less the cost of 60 free minutes of phone time and applicable taxes. Gross Receipts shall not include any revenue received by PNV or the Operator for services listed under Net Profit Based Programs above.

** Gross Receipts shall mean the aggregate gross revenue collected by PNV or the Operator, during any calendar month, from the sale of the Services less the cost of 60 free minutes of phone time, direct sales commissions and applicable taxes. Gross Receipts shall not include any revenue received by PNV or the Operator for services listed under Net Profit Based Programs above.

***     Net Profits shall mean the aggregate gross revenue collected by PNV or
Operator less Directly Related Expenses. Directly Related Expenses shall mean all direct costs and expenses incurred by PNV with respect to the: (i) acquisition and installation of the equipment necessary to provide advertising, Pay-Per-View or long distance phone time over the System; (ii) sale, promotion and production of advertising, Pay-Per-View or long distance phone time; (iii) salaries and commissions paid to and expenses incurred by individuals or entities which sell advertising, Pay-Per-View or long distance phone time; (iv) fees paid to pay-per-view programmers; and (v) fees paid or costs incurred to provide long distance phone time. Directly Related Expenses shall not include:
(i) allocations of corporate overhead (other than the advertising department);
(ii) depreciation of the PNV Equipment, other than the equipment necessary to provide advertising, Pay-Per-View or long distance phone time over the System; or (iii) other costs and expenses which are not directly related to the sale and promotion of advertising, Pay-Per-View or long distance phone time over the System.

                               SECOND AMENDMENT TO
                CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT


         THIS SECOND AMENDMENT TO THAT CERTAIN CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT (this "Second Amendment") is entered into effective as of the 7th day of May, 1998, by and between Park 'N View, Inc. ("PNV") and Petro Stopping Centers, L.P. ("Operator").

         WHEREAS, PNV and Operator have entered into that certain Cable Television and Telephone Services Agreement dated September 12, 1997, as amended by that certain Amendment to Cable Television and Telephone Service Agreement dated March, 16, 1998 (collectively, the "Original Agreement"). Unless otherwise defined in this Second Amendment, defined terms contained herein have the meaning ascribed to them in the Original Agreement;

         WHEREAS, PNV now offers additional services to truckdrivers (hereinafter referred to as the "New PNV Services" which together with the Services as defined in the Original Agreement are collectively referred to as the PNV Services) and PNV has developed additional sales programs (the "Power Plan") to sell the PNV Services to truckdrivers;

         WHEREAS, the Original Agreement did not address the allocation, between PNV and the Operator, of the revenues or profits derived from the New PNV Services or the Power Plan;

         WHEREAS, PNV and Operator desire to formally amend the Original Agreement to implement the following changes.

         1. All revenues and profits derived from the sale of the PNV Services shall be allocated between Operator and PNV as set forth on Schedule A attached hereto.

         2. All other terms and provisions of the Original Agreement shall remain in full force and effect. The Parties acknowledge and agree that if PNV provides additional services in the future, the revenue and profit allocations for such services shall be agreed to by the Parties in the form of a letter agreement which shall constitute an amendment to the Original Agreement.

         IN WITNESS WHEREOF, Operator and PNV have caused this Second Amendment to be executed pursuant to appropriate legal authority duly given, as of the day and year first above written.

PETRO STOPPING CENTERS, L.P.                PARK 'N VIEW, Inc.,
                                            a Delaware Corporation

By:   /s/ Evan Brudhal                      By:   /s/ Ian Williams
   -------------------------------             --------------------------------
                                                  Ian Williams, President

--------------------------------------------------------------------------------
                                   SCHEDULE A
--------------------------------------------------------------------------------

          AMENDMENT TO CABLE TELEVISION AND TELEPHONE SERVICE AGREEMENT


             DESCRIPTION OF SERVICE OR SALE                                   OPERATOR'S PORTION
             ------------------------------                                   ------------------

A.    Gross Receipts Based Programs

      1.  Gross Receipts* from the sale of monthly and      35% for first five (5) years of the Term;
          daily memberships from the vending machine at     40% for second four (4) years of the Term
          each of Operator's Truckstops.

      2.  Gross Receipts* from the sale of Power Plans      35% for first month of service and 10% for each
          at each of Operator's Truckstops.                 additional month of service under Power Plan

      3.  Gross Receipts* from the sale of memberships      10% of each months receipts will be placed in a pool
                                                            by telemarketing staff. and allocated among all
                                                            Truckstops based upon the number of wired stalls at
                                                            each Truckstop

      4.  Gross Receipts** from sales to Fleets.            10% of each months receipts will be placed in a pool
                                                            and allocated among all Truckstops based upon the
                                                            number of wired stalls at each Truckstop
B.    Net Profit Based Programs

      1.  Net Profits*** derived from Advertising.                                                 50%

      2.  Net Profits*** derived from Pay Per View or other non-traditional                        50%
          cable channels or services (collectively, Pay-Per-View).

      3.  Net Profits*** derived from sale of long distance phone time.                            35%

* Gross Receipts shall mean the aggregate gross revenue collected by PNV or the Operator, during any calendar month, from the sale of the PNV Services less the cost of 60 free minutes of phone time and applicable taxes. Gross Receipts shall not include any revenue received by PNV or the Operator for services listed under Net Profit Based Programs above.

** Gross Receipts shall mean the aggregate gross revenue collected by PNV or the Operator, during any calendar month, from the sale of the PNV Services less the cost of 60 free minutes of phone time, direct sales commissions and applicable taxes. Gross Receipts shall not include any revenue received by PNV or the Operator for services listed under Net Profit Based Programs above.

*** Net Profits shall mean the aggregate gross revenue collected by PNV or Operator less Directly Related Expenses. Directly Related Expenses shall mean all direct costs and expenses incurred by PNV with respect to the: (i) acquisition and installation of the equipment necessary to provide advertising, Pay-Per-View or long distance phone time over the System; (ii) sale, promotion and production of advertising, Pay-Per-View or long distance phone time; (iii) salaries and commissions paid to and expenses incurred by individuals or entities which sell advertising, Pay-Per-View or long distance phone time; (iv) fees paid to pay-per-view programmers; and
     (v) fees paid or costs incurred to provide long distance phone time. Directly Related Expenses shall not include: (i) allocations of corporate overhead (other than the advertising department); (ii) depreciation of the PNV Equipment, other than the equipment necessary to provide advertising, Pay-Per-View or long distance phone time over the System; or (3) other costs and expenses which are not directly related to the sale and promotion of advertising, Pay-Per-View or long distance phone time over the System. Directly Related Expenses shall be determined on a program specific basis, and shall not be cumulative of expenses for each program, so that in determining Net Profits of a program, only Directly Related Expenses for that program shall be taken into account.